UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 11, 2007 (November 21, 2007)

INLAND AMERICAN REAL ESTATE TRUST, INC.
(Exact Name of Registrant as Specified in its Charter)

Maryland (State or Other Jurisdiction of Incorporation)	000-51609 (Commission File Number)	34-2019608 (IRS Employer Identification No.)
2901 Butterfield Road Oak Brook, Illinois 60523 (Address of Principal Executive Offices)

(630) 218-8000 (Registrant’s Telephone Number, Including Area Code)
N/A (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note.

                    On November 28, 2007, Inland American Real Estate Trust, Inc. (the “Company”) filed a Current Report on Form 8-K (the “Original Filing”) regarding its acquisition of fee simple and leasehold interests in the property known as The Woodlands Waterway® Marriott Hotel & Convention Center.  This amendment is being filed for the sole purpose of filing the purchase agreement related to The Woodlands Waterway® Marriott Hotel & Convention Center, as referred to in the Original Filing.  All other items of the Original Filing remain unchanged.

Item 9.01.  Financial Statements and Exhibits

(d)         Exhibits

10.151	Purchase and Sale Agreement between The Woodlands Hotel, L.P., as seller, and Inland American Lodging Acquisition, Inc., as purchaser, dated as of August 22, 2007, as amended

Cautionary Statements

The representations, warranties, covenants and agreements made by the parties in the agreement attached hereto are made only as of specific dates.  The assertions embodied in those representations and warranties were made only for purposes of the agreement and are subject to qualifications and limitations negotiated by the parties in connection with the agreement.  In addition, certain representations and warranties may be qualified by, or may be otherwise subject to, a contractual standard of materiality different from the standard of materiality applicable to stockholders or may have been used for the purpose of allocating risk between the parties to the agreement rather than to establish matters as facts.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INLAND AMERICAN REAL ESTATE TRUST, INC.

Date: December 11, 2007	By:	/s/ Jack Potts
	Name:	Jack Potts
	Title:	Principal Accounting Officer

EXHIBIT INDEX

Exhibit No.	Description
10.151	Purchase and Sale Agreement between The Woodlands Hotel, L.P., as seller, and Inland American Lodging Acquisition, Inc., as purchaser, dated as of August 22, 2007, as amended